NEWS RELEASE

CONTACT:
CONMED Corporation
Luke A. Pomilio
Chief Financial Officer
315-624-3202
LukePomilio@conmed.com

CONMED Corporation Announces Second Quarter 2016 Financial Results

Utica, New York, July 27, 2016 --- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the second quarter ended June 30, 2016.

Second Quarter 2016 Highlights

•	Sales were $193.4 million, an increase of 6.9% compared to the second quarter of 2015. On a constant currency basis, sales increased 9.2% over the prior-year period.
•	GAAP gross margin expanded 130 basis points year over year to 52.9%.
•	Adjusted gross margin expanded 290 basis points year over year to 55.4%.
•	Diluted net earnings per share (GAAP) were $0.10, compared to diluted net earnings per share (GAAP) of $0.27 in the second quarter of 2015.
•	Adjusted diluted net earnings per share(1) were $0.47 versus $0.43 in the prior-year period.
•	Revising 2016 guidance lower due to weaker-than-anticipated organic sales growth and updated foreign exchange impact, partially offset by stronger-than-expected AirSeal® performance.

“We are encouraged by several trends in our second quarter results, highlighted by the strong contribution from the AirSeal® System, a return to constant currency growth in all three of our product categories internationally, and gross margin expansion,” commented Curt R. Hartman, CONMED’s President and Chief Executive Officer. “However, these positives were offset by our domestic organic performance, which was again below our expectations. Looking to the remainder of the year, we will continue to invest in innovative products, to focus on operating efficiencies, and to pursue our strategic initiatives to position the Company for continued improvement and growth.”

Sales Analysis

For the quarter ended June 30, 2016, domestic sales, which represented 51.0% of total revenue, increased 10.9% as strong growth in General Surgery was partially offset by declines in Orthopedics and Visualization. The SurgiQuest acquisition contributed to 26.5% year-over-year growth in the U.S. General Surgery business. International sales, which represented 49.0% of total revenue, increased 2.9% compared to the second quarter of 2015 on a reported basis. Foreign currency exchange rates, including the effects of the FX hedging program, had a negative impact of $4.3 million on second quarter sales. In constant currency, international sales increased 7.5% versus the prior-year period.

Earnings Analysis

For the quarter ended June 30, 2016, reported net earnings totaled $2.9 million, compared to reported net earnings of $7.5 million a year ago. Reported diluted net earnings per share were $0.10 in the quarter, compared to reported diluted net earnings per share of $0.27 in the prior-year period. Reported net earnings for 2016 include business acquisition and restructuring costs, and reported net earnings for 2015 include restructuring costs. The effect of each of these items on reported net earnings and reported diluted net earnings per share appears in the reconciliation of GAAP to non-GAAP measures below.

As previously announced, the Company is excluding after-tax costs of special items including acquisitions, restructuring, and debt refinancing, as well as amortization of intangible assets, net of tax, from its adjusted diluted net earnings per share. Excluding the impact of these items, adjusted net earnings(2) of $13.2 million increased 9.8% year over year and adjusted diluted net earnings per share(1) of $0.47 increased 9.3% year over year. The increase in adjusted net earnings was largely attributable to improved gross margin and a lower tax rate during the quarter, partially offset by higher selling and administrative expenses and the unfavorable impact of foreign exchange rates.

2016 Outlook

Based on weaker-than-expected organic sales performance to date, the Company is reducing its 2016 constant currency organic sales growth estimate to -1% to 1%, compared to the previous range of 1% to 3%. Also, based on foreign currency exchange rates as of July 22, 2016, the Company is updating the anticipated negative impact of foreign exchange for the year to $17 to $19 million, compared to the previous range of $13 to $15 million. Additionally, due to stronger-than-expected year-to-date performance of AirSeal®, the Company is increasing its sales forecast related to the SurgiQuest acquisition to $62 to $67 million, compared to the previous range of $55 to $60 million.

As a result, the Company is revising its 2016 guidance for reported sales and adjusted diluted net earnings per share. The Company now forecasts 2016 reported sales in the range of $757 to $767 million, which represents growth of 5.3% to 6.7% over reported 2015 revenue of $719 million, compared to the previous range of $768 to $778 million. Based on the Company’s revised 2016 reported sales estimate range, adjusted diluted net earnings per share are now expected to be in the range of $1.83 to $1.93, compared to the previous range of $1.95 to $2.05. The adjusted diluted net earnings per share estimates for 2016 exclude the cost of special items including acquisition costs, restructuring costs, and debt refinancing, which are now estimated in the range of $21 to $23 million, net of tax, compared to the previous range of $18 to $20 million, and amortization of intangible assets, which are still estimated in the range of $12 to $14 million, net of tax.

Supplemental Financial Disclosures

(1) A reconciliation of reported diluted net earnings per share to adjusted diluted net earnings per share, a non-GAAP financial measure, appears below.

(2) A reconciliation of reported net earnings to adjusted net earnings, a non-GAAP financial measure, appears below.

In conjunction with this earnings press release, CONMED has prepared supplemental financial disclosures which are available on the home page of the “Investors – Financial Reports” section of the Company’s website at www.conmed.com.

Conference Call

The Company’s management will host a conference call today at 4:30 p.m. ET to discuss its second quarter 2016 results.

To participate in the conference call, dial 877-573-5235 (domestic) or 503-406-4448 (international) and enter the passcode 45094961.

This conference call will also be webcast and can be accessed from the “Investors” section of CONMED's website at www.conmed.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available from 7:30 p.m. ET on Wednesday, July 27, 2016, until 11:59 p.m. ET on Wednesday, August 10, 2016. To hear this recording, dial 855-859-2056 (domestic) or 404-537-3406 (international) and enter the passcode 45094961.

About CONMED Corporation

CONMED is a medical technology company that provides surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties, including orthopedics, general surgery, gynecology, neurosurgery, and gastroenterology. The Company distributes its products worldwide from several manufacturing locations. CONMED has a direct selling presence in 17 countries, and international sales constitute approximately 50% of the Company’s total sales. Headquartered in Utica, New York, the Company employs approximately 3,400 people. For more information, visit www.conmed.com.

Forward-Looking Statements

This press release and today’s conference call may contain forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties, which could cause actual results, performance, or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. For example, in addition to general industry and economic conditions, factors that could cause actual results to differ materially from those in the forward-looking statements may include, but are not limited to, the risks factors discussed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Any and all forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.

Supplemental Information - Reconciliation of GAAP to Non-GAAP Financial Measures

The Company supplements the reporting of its financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including percentage sales growth in constant currency; adjusted gross profit; cost of sales excluding specified items; adjusted selling and administrative expenses; adjusted operating income; adjusted income tax expense; adjusted effective income tax rate; adjusted net earnings and adjusted diluted net earnings per share (EPS). The Company believes that these non-GAAP measures provide meaningful information to assist investors and shareholders in understanding our financial results and assessing our prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of our operations because they exclude items that may not be indicative of, or are unrelated to, our core operating results and provide a baseline for analyzing trends in the Company’s underlying business. Further, the presentation of EBITDA is a non-GAAP measurement that management considers useful for measuring aspects of the Company’s cash flow. Management uses these non-GAAP financial measures for reviewing the operating results and analyzing potential future business trends in connection with our budget process and bases certain management incentive compensation on these non-GAAP financial measures.

To measure percentage sales growth in constant currency, the Company removes the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. To measure earnings performance on a consistent and comparable basis, the Company excludes certain items that affect the comparability of operating results and the trend of earnings.  These adjustments are irregular in timing, may not be indicative of our past and future performance and are therefore excluded to allow investors to better understand underlying operating trends.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, cost of sales, selling and administrative expenses, operating income, income tax expense, effective income tax rate, net earnings and diluted net earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of our business. The Company strongly encourages investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Consolidated Condensed Statements of Income

(in thousands, except per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Net sales	$193,433	$181,027	$374,634	$358,967
Cost of sales	91,011	87,529	174,472	173,187
Gross profit	102,422	93,498	200,162	185,780
% of sales	52.9%	51.6%	53.4%	51.8%
Selling and administrative expense	86,729	73,581	172,672	148,367
Research & development	8,009	7,501	16,267	14,043
Income from operations	7,684	12,416	11,223	23,370
% of sales	4.0%	6.9%	3.0%	6.5%
Other expense	—	—	2,942	—
Interest expense	3,757	1,489	7,587	2,949
Income before income taxes	3,927	10,927	694	20,421
Provision for income taxes	1,043	3,466	75	6,648
Net income	$2,884	$7,461	$619	$13,773

Basic EPS	$0.10	$0.27	$0.02	$0.50
Diluted EPS	0.10	0.27	0.02	0.49

Basic shares	27,776	27,620	27,753	27,603
Diluted shares	27,941	27,857	27,926	27,839

Consolidated Condensed Balance Sheets
(in thousands, unaudited)

	June	December
	2016	2015
Assets:
Cash and cash equivalents	$23,295	$72,504
Accounts receivable, net	139,620	133,863
Inventories	179,913	166,894
Other current assets	28,172	20,076
Total Current Assets	371,000	393,337
Property, plant and equipment, net	125,381	125,452
Goodwill	398,154	260,651
Other intangible assets, net	428,960	308,171
Other assets	15,339	14,089
Total Assets	$1,338,834	$1,101,700

Liabilities and Shareholders' Equity:
Current liabilities	$106,221	$119,718
Long-term debt, excluding current maturities	508,639	269,471
Other liabilities	144,241	127,438
Shareholders' equity	579,733	585,073
Total Liabilities and Shareholders' Equity	$1,338,834	$1,101,700

Consolidated Condensed Statements of Cash Flows

Six Months Ended June 2016 and 2015
(in thousands, unaudited)

	2016	2015
Operating Activities
Net income	$619	$13,773
Depreciation and amortization	27,291	21,081
Changes in operating assets and liabilities and other, net	(28,033)	(9,799)
Net cash provided by (used in) operating activities	(123)	25,055

Investing Activities
Payments related to business acquisitions	(256,450)	(6,104)
Purchases of property, plant and equipment	(7,667)	(7,783)
Net cash used in investing activities	(264,117)	(13,887)

Financing Activities
Payments on senior debt	(4,376)	—
Proceeds of debt	253,015	19,000
Payments related to debt issuance costs	(5,556)	(1,410)
Payment related to distribution agreement	(16,667)	(16,667)
Payments related to contingent consideration	(200)	(2,423)
Dividend payments on common stock	(11,088)	(11,026)
Other, net	209	1,461
Net cash provided by (used in) financing activities	215,337	(11,065)

Effect of exchange rate change on cash and cash equivalents	(306)	(4,219)
Net decrease in cash and cash equivalents	(49,209)	(4,116)
Cash and cash equivalents at beginning of period	72,504	66,332
Cash and cash equivalents at end of period	$23,295	$62,216

Sales Summary

(in millions, unaudited)

	Three Months Ended June 30,
			% Change
					Domestic	International
	2016	2015	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopedic Surgery	$92.7	$96.8	-4.2%	-1.3%	-5.1%	-3.6%	1.1%
General Surgery	87.6	71.1	23.1%	24.5%	26.5%	17.3%	21.0%
Surgical Visualization	13.1	13.1	0.0%	2.6%	-5.7%	6.5%	12.1%
	$193.4	$181.0	6.9%	9.2%	10.9%	2.9%	7.5%

Single-use Products	$154.2	$145.3	6.1%	8.4%	9.9%	2.2%	6.8%
Capital Products	39.2	35.7	10.1%	12.5%	15.7%	5.5%	9.9%
	$193.4	$181.0	6.9%	9.2%	10.9%	2.9%	7.5%

Domestic	$98.7	$89.0	10.9%	10.9%
International	94.7	92.0	2.9%	7.5%
	$193.4	$181.0	6.9%	9.2%

	Six Months Ended June 30,
			% Change
					Domestic	International
	2016	2015	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopedic Surgery	$186.2	$195.4	-4.7%	-1.3%	-2.1%	-6.3%	-0.7%
General Surgery	163.5	137.2	19.2%	20.7%	23.0%	12.1%	16.4%
Surgical Visualization	24.9	26.4	-5.4%	-2.6%	-1.2%	-9.4%	-3.9%
	$374.6	$359.0	4.4%	7.1%	10.7%	-1.7%	3.6%

Single-use Products	$299.1	$285.5	4.8%	7.5%	9.1%	0.3%	5.9%
Capital Products	75.5	73.5	2.8%	5.5%	18.4%	-8.0%	-3.7%
	$374.6	$359.0	4.4%	7.1%	10.7%	-1.7%	3.6%

Domestic	$194.8	$176.0	10.7%	10.7%
International	179.8	183.0	-1.7%	3.6%
	$374.6	$359.0	4.4%	7.1%

Reconciliation of Reported Net Earnings to Adjusted Net Earnings

(in thousands, except per share amounts, unaudited)

	Three Months Ended June 30, 2016
	Gross Profit	Selling & Administrative Expense	Operating Income	Other Expense	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$102,422	$86,729	$7,684	$—	$1,043	26.6%	$2,884	$0.10
% of sales	52.9%	44.8%	4.0%
Restructuring costs(1)	4,673	(953)	5,626	—	1,888		3,738	0.14
Business acquisition(2)	—	(4,996)	4,996	—	1,677		3,319	0.12
	$107,095	$80,780	$18,306	$—	$4,608	31.7%	$9,941	$0.36
% of sales	55.4%	41.8%	9.5%
Amortization of intangible assets	$1,500	$(3,493)	$4,993	$—	$1,764		3,229	0.11
Adjusted earnings							$13,170	$0.47

	Three Months Ended June 30, 2015
	Gross Profit	Selling & Administrative Expense	Operating Income	Other Expense	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$93,498	$73,581	$12,416	$—	$3,466	31.7%	$7,461	$0.27
% of sales	51.6%	40.6%	6.9%
Restructuring costs(1)	1,534	(2,284)	3,818	—	1,374		2,444	0.09
	$95,032	$71,297	$16,234	$—	$4,840	32.8%	$9,905	$0.36
% of sales	52.5%	39.4%	9.0%
Amortization of intangible assets	$1,500	$(1,769)	$3,269	$—	$1,177		2,092	0.07
Adjusted earnings							$11,997	$0.43

(1) In 2016 and 2015, the Company restructured certain sales, marketing and administrative functions and incurred severance and other related costs. Additionally, in the second quarter of 2016, the Company terminated a product offering and incurred charges mainly related to inventory and fixed assets. Finally, in 2016 and 2015, the Company continued and completed the operational restructuring, including the consolidation of our Centennial, Colorado manufacturing operations into other existing CONMED manufacturing facilities.

(2) In Q2 2016, the Company incurred consulting fees, legal fees and integration related costs associated with the acquisition of SurgiQuest, Inc.

Reconciliation of Reported Net Earnings to Adjusted Net Earnings

(in thousands, except per share amounts, unaudited)

	Six Months Ended June 30, 2016
	Gross Profit	Selling & Administrative Expense	Operating Income	Other Expense	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$200,162	$172,672	$11,223	$2,942	$75	10.8%	$619	$0.02
% of sales	53.4%	46.1%	3.0%
Restructuring costs(1)	5,537	(3,744)	9,281	—	3,044		6,237	0.22
Business acquisition(2)	—	(14,041)	14,041	—	4,550		9,491	0.35
Debt refinancing costs(3)	—	—	—	(2,942)	930		2,012	0.07
	$205,699	$154,887	$34,545	$—	$8,599	31.9%	$18,359	$0.66
% of sales	54.9%	41.3%	9.2%
Amortization of intangible assets	$3,000	$(6,991)	$9,991	$—	$3,563		6,428	0.23
Adjusted earnings							$24,787	$0.89

	Six Months Ended June 30, 2015
	Gross Profit	Selling & Administrative Expense	Operating Income	Other Expense	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$185,780	$148,367	$23,370	$—	$6,648	32.6%	$13,773	$0.49
% of sales	51.8%	41.3%	6.5%
Restructuring costs(1)	3,863	(8,464)	12,327	—	4,438		7,889	0.29
Adjusted	$189,643	$139,903	$35,697	$—	$11,086	33.9%	$21,662	$0.78
% of sales	52.8%	39.0%	9.9%
Amortization of intangible assets	$3,000	$(3,318)	$6,318	$—	$2,274		4,044	0.14
Adjusted earnings							$25,706	$0.92

(1) In 2016 and 2015, the Company restructured certain sales, marketing and administrative functions and incurred severance and other related costs. Additionally, in the second quarter of 2016, the Company terminated a product offering and incurred charges mainly related to inventory and fixed assets. Finally, in 2016 and 2015, the Company continued and completed the operational restructuring, including the consolidation of our Centennial, Colorado manufacturing operations into other existing CONMED manufacturing facilities.

(2) In 2016, the Company incurred investment banking fees, consulting fees, legal fees and integration related costs associated with the acquisition of SurgiQuest, Inc.

(3) In 2016, in conjunction with the acquisition of SurgiQuest, Inc., the Company refinanced its existing credit facility and incurred one-time fees associated with an agreement between the Company and JP Morgan Chase Bank, N.A., as well as costs associated with the early extinguishment of debt.

Reconciliation of Reported Net Income to EBITDA & Adjusted EBITDA

(in thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Net income	$2,884	$7,461	$619	$13,773
Provision for income taxes	1,043	3,466	75	6,648
Interest expense	3,757	1,489	7,587	2,949
Depreciation	4,955	4,563	9,941	9,196
Amortization	8,818	6,199	16,830	11,589
EBITDA	$21,457	$23,178	$35,052	$44,155

Stock based compensation	2,094	1,782	3,863	3,038
Restructuring costs	5,626	3,818	9,281	12,327
Business acquisition	4,996	—	14,041	—
Debt refinancing costs	—	—	2,942	—
Adjusted EBITDA	$34,173	$28,778	$65,179	$59,520

EBITDA Margin
EBITDA	11.1%	12.8%	9.4%	12.3%
Adjusted EBITDA	17.7%	15.9%	17.4%	16.6%